Exhibit 107

Calculation of Filing Fee Tables

(Form S-8)

(Grab Holdings Limited)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Future awards under the Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”)(2)
Equity	Class A Ordinary Shares and Class B Ordinary Shares	Other	342,568,055	$5.18 (7)	$1,774,502,524.90	0.0000927	$164,496.38
	Outstanding options under the 2021 Plan(3)(5)
Equity	Class A Ordinary Shares	Other	11,975,072 (10)	$1.01 (8)	$12,094,822.72	0.0000927	$1,121.19
Equity	Class B Ordinary Shares	Other	31,039,136	$2.54 (11)	$78,839,405.44	0.0000927	$7,308.41
Equity	Class A Ordinary Shares	Other	31,039,136 (9)(10)	$2.54 (11)	$78,839,405.44	0.0000927	$7,308.41
	Outstanding restricted share units under the 2021 Plan(4)(5)
Equity	Class A Ordinary Shares	Other	62,987,272 (10)	$5.18 (7)	$326,274,068.96	0.0000927	$30,245.61
Equity	Class B Ordinary Shares	Other	164,532	$5.18 (7)	$852,275.76	0.0000927	$79.01
Equity	Class A Ordinary Shares	Other	164,532 (9)(10)	$5.18 (7)	$852,275.76	0.0000927	$79.01
	Future issuances under the 2021 Equity Stock Purchase Plan (the “2021 ESPP”)
Equity	Class A Ordinary Shares	Other	74,821,802 (6)	$5.18 (7)	$387,576,934.36	0.0000927	$35,928.38
Total Offering Amounts					$2,659,831,713.34	0.0000927	$246,566.40
Total Fee Offsets							$99,301.64
Net Fee Due							$147,264.76

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional Class A ordinary shares (the “Class A Shares”) or Class B ordinary shares (the “Class B Shares”, and, collectively with the Class A Shares, the “Ordinary Shares”) of Grab Holdings Limited (the “Registrant”) that become issuable under (i) future awards under the Grab Holdings Limited Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”), (ii) the currently-outstanding options under the 2021 Plan as referenced in footnote 3 below, (iii) the currently-outstanding restricted share units (“RSUs”) under the 2021 Plan as referenced in footnote 4 below, and (iv) future issuances under the Grab Holdings Limited 2021 Equity Stock Purchase Plan (the “2021 ESPP”), in each case, by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding Class A Shares or Class B Shares, as applicable.

(2)

Represents 342,568,055 Ordinary Shares initially reserved for future issuance under the 2021 Plan, which may be in the form of either Class A Shares or Class B Shares (each of which is convertible into one Class A Share). Pursuant to the 2021 Plan, all future awards thereunder shall be for Class A Shares, except for awards to the Registrant’s Chief Executive Officer and Chairman, Anthony Tan, director Tan Hooi Ling, and President Maa Ming-Hokng (the “Holders”), which shall be for Class B Shares. The 2021 Plan, which has a ten-year term, provides that the number of Ordinary Shares initially reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year until (and including) January 1, 2031, by the number of Ordinary Shares equal to 5% of the total number of capital shares (on a fully-diluted basis) outstanding on December 31 of the preceding year; provided that the board of directors of the Registrant or the committee thereof administering the 2021 Plan may act prior to the first day of a given year to provide that the increase for such year will be a lesser number of Ordinary Shares (such action was taken such that there were no Ordinary Shares added on January 1, 2022). Additional shares relating to such automatic increases have not been included in this Registration Statement and will be registered at such time as the Registrant determines.

(3)

Represents Ordinary Shares issuable upon exercise of outstanding options (the “Substitute Options”) awarded in substitution for options that were outstanding immediately prior to the completion of the transactions contemplated by the Business Combination Agreement dated April 12, 2021, by and among the Registrant and the other parties thereto (the “Business Combination”) under the Grab Holdings Inc. 2018 Equity Incentive Plan (the “GHI Plan”). To the extent that any Substitute Options expire or are terminated prior to exercise, the shares reserved for issuance pursuant thereto will not become available for issuance under the 2021 Plan.

(4)

Represents Ordinary Shares issuable upon settlement of outstanding RSUs (the “Substitute RSUs”) awarded in substitution for RSUs that were outstanding immediately prior to the Business Combination under the GHI Plan. To the extent that any Substitute RSUs expire or are terminated prior to settlement, the shares reserved for issuance pursuant thereto will not become available for issuance under the 2021 Plan.

(5)

The Substitute Options and Substitute RSUs, to the extent held by the Holders, represent rights to or interests in Class B Shares, which are convertible into Class A Shares without the payment of any additional consideration. Accordingly, pursuant to Rule 457(i), there is no additional fee required in connection with the conversion of such Class B Shares or the conversion of Class B Shares issuable pursuant to future awards under the 2021 Plan held by the Holders.

(6)

Represents 74,821,802 Class A Shares initially reserved for future issuance under the 2021 ESPP. The 2021 ESPP, which has a ten-year term, provides that the number of Class A Shares initially reserved for issuance under the 2021 ESPP will automatically increase on January 1 of each year until (and including) January 1, 2031, by the number of Class A Shares equal to 1% of the total number of capital shares outstanding on December 31 of the preceding year; provided that the board of directors of the Registrant or the committee thereof administering the 2021 ESPP may act prior to the first day of a given year to provide that the increase for such year will be a lesser number of Class A Shares (such action was taken such that there were no Class A Shares added on January 1, 2022). Additional shares relating to such automatic increases have not been included in this Registration Statement and will be registered at such time as the Registrant determines.

(7)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to $5.18, the average of the high and low prices of the Class A Shares as reported on the Nasdaq Stock Market (“Nasdaq”) on February 4, 2022.

(8)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the weighted average exercise and purchase price of the Substitute Options of $1.01 per share.

(9)	Represents Class A Shares issuable upon conversion, on a one-for-one basis, of Class B Shares underlying Substitute Options and Substitute RSUs, as the case may be.
(10)

These shares were registered under the Registration Statement on Form F-4 (File No. 333-258349) originally filed under the Securities Act with the Securities and Exchange Commission (the “Commission”) on August 2, 2021 (the “Form F-4”), and subsequently amended. All filing fees payable in connection with the issuance of the shares so registered, in the aggregate amount of $99,301.64, were previously paid in connection with the filing of the Form F-4 and are being applied to the fees due under this Registration Statement.

(11)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the weighted average exercise and purchase price of the Substitute Options of $2.54 per share.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Grab Holdings Limited	S-8	—	February 11, 2022		$99,301.64	Equity	Class A Ordinary Shares	106,166,012	$1,071,215,061.08
Fee Offset Sources	Grab Holdings Limited	F-4	333-258349		August 2, 2021						$910,553
Fee Offset Sources	Grab Holdings Limited	F-4	333-258349		October 18, 2021						$2,588,078

Effective as of the date of this registration statement on Form S-8, the Registrant has terminated the offering that included the unsold securities under the registration statement on F-4 (Registration No. 333-258349).